Exhibit 99.1

1 Becton Drive

Franklin Lakes, NJ 07417

www.bd.com

News Release

Investors: Monique N. Dolecki

201-847-5378

monique_dolecki@bd.com

Media: Kristen Cardillo

(858) 617-2317

kristen.cardillo@carefusion.com

BECTON DICKINSON COMPLETES ACQUISITION OF CAREFUSION

Franklin Lakes, NJ (March 17, 2015) – Becton, Dickinson and Company (NYSE: BDX) (“BD”) today announced that it completed its acquisition of CareFusion Corporation (“CareFusion”) pursuant to the terms of its previously announced Agreement and Plan of Merger, dated October 5, 2014 (the “Merger Agreement”).

Vincent A. Forlenza, BD’s Chairman, Chief Executive Officer and President, said, “We are very excited to announce the consummation of the CareFusion acquisition, as it represents a major milestone in BD’s 118 year history. This acquisition significantly accelerates BD’s strategy and builds scale and depth in medication management and patient safety solutions. We look forward to the future with confidence as we become one of the largest, global leaders in medical technology and are better positioned to partner with healthcare providers around the world to provide safer, more economical and improved care.”

Pursuant to the terms of the Merger Agreement, upon completion of the acquisition, CareFusion became a wholly-owned subsidiary of BD and each outstanding share of common stock, par value $0.01 per share, of CareFusion (other than shares with respect to which appraisal rights have been properly demanded and not withdrawn) was converted into the right to receive (i) $49.00 in cash, without interest and (ii) 0.0777 of a share of common stock, par value $1.00 per share, of BD. As a result of the completion of the acquisition, CareFusion shares will cease trading, and will be delisted from, the New York Stock Exchange.

Excluding transaction-related expenses relating to the closing, BD expects the acquisition to have an immaterial impact on the Company’s results of operations in the second fiscal quarter, which ends on March 31, 2015. The Company will provide an update to its fiscal year 2015 outlook on its second fiscal quarter earnings conference call in May. Beginning in the second half of fiscal year 2015, BD will report a new Medical segment structure, which will include CareFusion. For more detailed information on BD’s reporting changes, please refer to the BD Reporting Changes slide presentation available on BD’s website, www.bd.com/investors.

About BD

BD is a leading medical technology company that partners with customers and stakeholders to address many of the world’s most pressing and evolving health needs. Our innovative solutions are focused on improving medication management and patient safety; supporting infection prevention practices; equipping surgical and interventional procedures; improving drug delivery; aiding anesthesiology and respiratory care; advancing cellular research and applications; enhancing the diagnosis of infectious diseases and cancers; and supporting the management of diabetes. We are more than 45,000 associates in 50 countries who strive to fulfill our purpose of “Helping all people live healthy lives” by advancing the quality, accessibility, safety and affordability of healthcare around the world. In 2015, BD welcomed CareFusion and its products into the BD family of solutions. For more information on BD, please visit www.bd.com.

Forward-Looking Statements

This release includes forward-looking statements subject to the safe harbor provisions of the federal securities laws. These forward-looking statements include statements regarding BD’s current expectations regarding the expected benefits of the acquisition of CareFusion, and anticipated future financial and operating performance and results. Such expectations are based upon certain preliminary information, internal estimates, and management assumptions, expectations, and plans, and are subject to a number of risks and uncertainties inherent in projecting future conditions, events, and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions or expectations prove to be inaccurate or are unrealized. Important factors that could cause actual results to differ materially from such expectations are and will be detailed in the company’s filings with the Securities and Exchange Commission (“SEC”). Filings made by BD are available when filed with the SEC on the BD web site at www.bd.com.

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